UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2016

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-9861	16-0968385
(Commission File Number)	(I.R.S. Employer Identification No.)

One M&T Plaza, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 635-4000

(NOT APPLICABLE)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously disclosed by M&T Bank Corporation (“M&T”) in its public filings, M&T has been cooperating with the Department of Justice (“DOJ”) and the Department of Housing and Urban Development (“HUD”), which have been reviewing M&T Bank’s participation in the Federal Housing Administration loan program. As a result of M&T’s cooperation, M&T Bank entered into a Settlement Agreement with the DOJ on behalf of HUD. Management of M&T Bank determined to settle this matter for $64 million, without admitting liability, in order to avoid the expense of potential litigation. Further, on May 13, 2016, a Joint Stipulation of Dismissal was filed with the United States District Court for the Western District of New York. As previously disclosed, this settlement will not have a material impact on M&T’s financial condition or results of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T BANK CORPORATION

Date: May 13, 2016	By:	/s/ Drew J. Pfirrman
Drew J. Pfirrman
Senior Vice President and General Counsel